UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 13, 2006

CENTURY REALTY TRUST

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	0-7716 (Commission File Number)	35-1284316 (I.R.S. Employer Identification No.)

823 Chamber of Commerce Building, Indianapolis, Indiana (Address of Principal Executive Offices)		46204 (Zip Code)

(317) 632-5467

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective November 15, 2006, the Board of Directors of the registrant appointed John W. Adams, a current trustee of the registrant, to serve as the registrant’s Chief Executive Officer. Mr. Adams will oversee the liquidation of the registrant following the consummation of the sale of substantially all of the assets of the registrant to Buckingham Properties, Inc., which took place on October 25, 2006. Information with respect to Mr. Adams set forth in the registrant’s definitive proxy statement filed with the Securities and Exchange Commission on July 27, 2006, is incorporated herein by reference.

John I. Bradshaw, Jr., currently President and Chief Executive Officer of the registrant, will continue as the Registrant’s President.

ITEM 8.01  OTHER EVENTS

On November 13, 2006, the Registrant filed resolutions with the Secretary of State of Indiana surrendering its authority to transact business. Under Indiana law, the Registrant is entitled during a period of five years from that date to perform the acts necessary to complete the liquidation of its business and assets. The Registrant no longer conducts any business other than that incident to the complete liquidation of the business.

The Registrant’s shareholders approved a sale of substantially all the Registrant’s assets at a meeting held on August 30, 2006, and the sale of the assets was consummated on October 25, 2006. The Registrant previously announced that an initial distribution of the proceeds of the sale of its assets of $18.25 per share will be paid to shareholders of record as of November 10, 2006.

As previously announced by the Registrant, the Registrant’s shares ceased trading on the Nasdaq Capital Market prior to the beginning of business on November 13, 2006. Other than with respect to transfers by operation of law, the Registrant’s transfer book has been closed with respect to transfers after November 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY REALTY TRUST

Date:  November 16, 2006

By:   /s/David F. White

         Name:

David F. White

         Title:

Chief Financial Officer